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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117189 and 333-129587 on Form S-8 of our report dated September 18, 2009, relating to the 2007 consolidated financial statements of Amaru, Inc. and subsidiaries appearing in the Annual Report on Form 10-K/A-1 of Amaru, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ Nexia Court & Co
Nexia Court & Co
Chartered Accountants

Sydney, Australia
22 January 2010



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117189 and 333-129587 on Form S-8 of our report dated September 18, 2009, relating to the 2006 consolidated financial statements of Amaru, Inc. and subsidiaries appearing in the Annual Report on Form 10-K/A-1 of Amaru, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ Nexia Court & Co
Nexia Court & Co
Chartered Accountants

Sydney, Australia
22 January 2010